Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Collateral Report for March 25, 2002 Distribution
Collateral Report
COLLATERAL	TOTAL
Loan Count:
Original	2548
Prior	2,521
Prefunding	-
Scheduled Paid Offs	-
Full Voluntary Prepayments	(13)
Repurchases	-
Liquidations	-
Current	2,508

Principal Balance:
Original	234,955,499.20
Prior	231,446,472.10
Prefunding	-
Scheduled Principal	(202,142.02)
Partial and Full Voluntary Prepayments	(907,379.47)
Repurchases	-
Liquidations	-
Current	230,336,950.61

PREFUNDING	TOTAL
SPACE INTENTIONALLY LEFT BLANK

Current Prin Balance by Groups (in millions of dollars)

Total Current Principal Balance (in millions of dollars)

Page 12 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Collateral Report for March 25, 2002 Distribution
Collateral Report
CHARACTERISTICS	TOTAL

Weighted Average Coupon Original	9.348728%
Weighted Average Coupon Prior	9.347309%
Weighted Average Coupon Current	9.346567%
Weighted Average Months to Maturity Original	98
Weighted Average Months to Maturity Prior	326
Weighted Average Months to Maturity Current	322
Weighted Avg Remaining Amortization Term Original	335
Weighted Avg Remaining Amortization Term Prior	334
Weighted Avg Remaining Amortization Term Current	333
Weighted Average Seasoning Original	1.85
Weighted Average Seasoning Prior	2.85
Weighted Average Seasoning Current	3.85

Note: Original information refers to deal issue.

WAC by Groups

Total WAC

WARAT by Groups

Total WARAT

Note: Dates correspond to distribution dates.
Page 13 of 25	© COPYRIGHT 2002 Deutsche Bank

Aames 2001-4

Mortgage Pass-Through Certificates

Series 2001-4

Collateral Report for March 25, 2002 Distribution
Collateral Report
ARM CHARACTERISTICS	TOTAL

Weighted Average Margin Original	0.518%
Weighted Average Margin Prior	0.518%
Weighted Average Margin Current	0.520%
Weighted Average Max Rate Original	1.204%
Weighted Average Max Rate Prior	1.205%
Weighted Average Max Rate Current	1.209%
Weighted Average Min Rate Original	0.767%
Weighted Average Min Rate Prior	0.768%
Weighted Average Min Rate Current	0.770%
Weighted Average Cap Up Original	0.218%
Weighted Average Cap Up Prior	0.219%
Weighted Average Cap Up Current	0.219%
Weighted Average Cap Down Original	0.073%
Weighted Average Cap Down Prior	0.073%
Weighted Average Cap Down Current	0.073%

Note: Original information refers to deal issue.

SERVICING FEES / ADVANCES	TOTAL

Current Servicing Fees	59,571.75
Delinquent Servicing Fees	36,864.28
Trustee Fees	2,700.21
TOTAL SERVICING FEES	99,136.24

Total Servicing Fees	99,136.24
Compensating Month End Interest	1,117.39
Delinquent Servicing Fees	(36,864.28)
COLLECTED SERVICING FEES	63,389.35
Prepayment Interest Shortfall	1,117.39
Total Advanced Interest	660,358.77

ADDITIONAL COLLATERAL INFORMATION	TOTAL

Net Rate	8.827210%

Page 14 of 25	© COPYRIGHT 2002 Deutsche Bank